Applied Digital Hosts Landmark Ribbon Cutting Celebrating the Energization of its 180MW Facility in Ellendale, North Dakota

DALLAS, June 23, 2023 -- Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder, and operator of next-generation digital infrastructure that is designed for High-Performance Computing (“HPC”) applications, today announced that the Company hosted its major ribbon-cutting ceremony for the energizing of its newest 180-megawatt (MW) facility in Ellendale, North Dakota on Friday, June 16, 2023. The Company originally broke ground on the facility on September 8, 2022, and began operations on the new facility on March 7, 2023, only six months after the initial groundbreaking. Leadership from Applied Digital and Ellendale facility officers were joined by local congressional, state, and local representatives from North Dakota to support the milestone opening of the new facility.

“We extend our continued gratitude to the Ellendale community for their unwavering support in the development and energization of our latest 180MW cutting-edge datacenter despite harsh conditions this past winter,” said CEO of Applied Digital, Wes Cummins. “With the energization of this facility, we are able to further progress in our mission of providing world-class next-generation digital infrastructure for HPC applications and set a new industry standard in the time to build and activate new data center facilities.”

The addition of the latest facility will bring Applied to 280MW of total hosting power across its facilities in North Dakota. These facilities are contracted out to customers on long-term agreements, solidifying their commitment over multiple years. With the Company’s recent unanimous Electric Service Agreement (ESA) approval from the North Dakota Public Service Commission to provide power to its newest datacenter, this marked the final step in the regulatory process.

Applied Digital also recently announced the launch of its Cloud Services which will provide high-performance computing power for high-density applications. In conjunction with the launch of its Cloud Services, the Company announced the signing of its first AI customer with an agreement worth up to $180 million over 24-months. The Company also announced the successful Integrated Systems Test (IST) at its facility in Jamestown, North Dakota, ensuring the company’s systems operate in accordance with the datacenter’s design intent.

About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation datacenters across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.

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